Exhibit 10.1

SECOND AMENDMENT AND WAIVER

SECOND AMENDMENT AND WAIVER (this “Amendment”), dated as of August 15, 2007, by and among CRYSTAL RIVER CAPITAL, INC., a corporation organized under the laws of the State of Maryland (“Borrower”), BANK HAPOALIM B.M. (“BHBM”) and SIGNATURE BANK (“Signature”; each of BHBM and Signature, a “Lender” and, collectively, the “Lenders”), and Signature as administrative agent for Lenders (in such capacity, the “Agent”).  Terms which are capitalized in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement (as defined below).

WHEREAS, Borrower, Agent and Lenders are parties to that certain Revolving Credit Agreement, dated as of March 1, 2006, as amended by that certain First Amendment, dated as of April 10, 2006, (as further amended, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Borrower, Agent and Lenders are parties to that certain letter agreement dated August 9, 2007 (the “Waiver Letter”) among Borrower, Agent and Lender;

WHEREAS, Borrower has requested a reduction of the Maximum Advance Amount in the amount of $10,000,000;

WHEREAS, in connection with such reduction, Borrower desires to release BHBM from its obligations under the Credit Agreement;

WHEREAS, Borrower has requested that Agent and Signature waive certain covenants under the Credit Agreement;

WHEREAS, Borrower has requested that Agent and Signature extend the Waiver Period (as such term is defined in the Waiver Letter); and

WHEREAS, subject to the terms and conditions contained in this Amendment, the Credit Agreement shall be amended, and such waiver shall be consented to, as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Amendment to Credit Agreement.  On the Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

(a)           Section 1.2 of the Credit Agreement is hereby amended by deleting the definition “Maximum Advance Amount” in its entirety and substituting the following in lieu thereof:

“Maximum Advance Amount” shall mean $21,000,000, which such amount may be increased in accordance with Section 2.4(b) hereof.

Section 2.  Commitment Percentages.

               (a)            On the Effective Date, and after giving effect to the reduction of the Maximum Advance Amount as described herein, the Commitment Percentage of Signature shall be 100%.  Each of Borrower, Agent and Lenders expressly consents to the reallocation set forth above and hereby waives compliance with all notice requirements set forth in the Credit Agreement.  The parties hereto further agree that any noncompliance with the provisions of the Credit Agreement by virtue of the reallocation set forth above shall not constitute a Default or Event of Default by Borrower and that such reallocation shall be deemed to be permissible and effective in all respects and for all purposes under the Credit Agreement.

(b)           Notwithstanding Section 2.5(b) of the Credit Agreement to the contrary, Lenders hereby agree that Borrower shall, on the Effective Date, pay to BHBM an amount equal to $10,000,000 plus accrued and unpaid interest on such amount through but excluding the Effective Date, provided that such payment is made in accordance with Section 2.5(c) of the Credit Agreement.  BHBM shall, promptly following receipt of such payment, deliver to Borrower that certain Revolving Credit Note dated as of April 10, 2006 in the principal amount of $10,000,000 for cancellation by Borrower.  The parties hereto agree that any noncompliance with the provisions of the Credit Agreement by virtue of the payment set forth above shall not constitute a Default or Event of Default by Borrower and that such payment shall be deemed to be permissible and effective in all respects and for all purposes under the Credit Agreement.

(c)           On the Effective Date and after giving effect to the reduction of the Maximum Advance Amount and payment to BHBM described herein, BHBM shall be released from all of its obligations under the Credit Agreement and shall relinquish all of its rights thereunder (other than such rights that expressly survive the termination of BHBM’s obligations under the Credit Agreement).  The parties hereto consent to such release of BHBM and agree that any noncompliance with the provisions of the Credit Agreement by virtue of such release shall not constitute a Default or Event of Default by Borrower and that such release shall be deemed to be permissible and effective in all respects and for all purposes under the Credit Agreement.

Section 3.  Conditions Precedent.  This Amendment, and the waivers set forth in Section 4 of this Amendment, shall be effective upon the date on which the following conditions precedent are satisfied (such date, the “Effective Date”):

(a)           Agent and Lenders shall have received a duly executed counterpart of this Amendment from Borrower;

(b)           BHBM shall have received the payment contemplated by Section 2(b) of this Amendment;

(c)           Agent shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that other than the Events of Default described in the Waiver Letter (i) all representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment (except for such representations and warranties that were only required to be true and correct as of a specified prior date) and the Other Documents are true and correct in all material respects on and as of such date, (ii) Borrower is on such date in compliance with all the material terms and provisions set forth in this Amendment, the Credit Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(d)           All representations and warranties set forth in the Credit Agreement, as amended by this Amendment (except for such representations and warranties that were only required to be true and correct as of a specified prior date) shall be true and correct in all material respects on and as of the Effective Date (other than the Events of Default described in the Waiver Letter);

(e)           No Default or Event of Default shall have occurred and be continuing on the date hereof (other than the Events of Default described in the Waiver Letter);

(f)           No event, condition or state of facts shall have occurred since the Closing Date, which such event, condition or state of facts has had or is reasonably likely to have a Material Adverse Effect;

(g)           Agent shall have received and reviewed to its satisfaction full, complete final and signed copies of all further agreements, consents, instruments and documents as may be necessary or proper, in its reasonable opinion, and in the reasonable opinion of its counsel, to carry out the provisions and purposes of this Amendment; and

(h)           Borrower shall have paid any and all reasonable fees and expenses incurred by Agent and Lenders in connection with the preparation and execution of this Amendment.

Section 4.  Representations and Warranties.  Borrower represents and warrants to Agent and Lenders that:

(a)           Borrower has the corporate power, authority and legal right to execute, deliver and perform this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party, and has taken all actions necessary to authorize the execution, delivery and performance of this Amendment and the other instruments, agreements, and documents to which it is a party and the transactions contemplated hereby and thereby;

(b)           No consent of any Person (including, without limitation, stockholders or creditors of Borrower) other than Agent and Lenders, and no consent, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery and performance by Borrower, or the validity or enforceability against Borrower, of this Amendment and the other instruments, agreements, documents and transactions contemplated hereby to which it is a party;

(c)           This Amendment has been duly executed and delivered on behalf of Borrower by its duly authorized officer, and constitutes the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally or equitable remedies (whether arising in a proceeding at law or in equity);

(d)           No Default or Event of Default has occurred and is continuing on the date hereof (other than the Events of Default described in the Waiver Letter);

(e)           Borrower is duly incorporated and in good standing under the laws of its state of incorporation and each other state in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; and

(f)           Upon the Effective Date, Borrower is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound.  Neither the execution and delivery of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation, or (ii) result in or cause a violation by Borrower of any order or decree of any court or government instrumentality, or (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, material agreement or other material instrument to which Borrower is a party or by which it may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any of the property of Borrower, except in favor of Agent, for the benefit of Lenders, to secure the Obligations, or (v) violate any provision of the Certificate of Incorporation, By-Laws or any capital stock or similar equity instrument of Borrower.

Section 5.  Waivers.

(a)           Agent and Signature hereby agree that, notwithstanding Section 6.5 of the Credit Agreement and the Waiver Letter, Borrower shall be permitted to apply any of its funds, property or assets, in one or more transactions, to the purchase, redemption or other retirement of Equity Interests of Borrower, provided, however, that such purchase(s), redemption(s) or other retirement(s) shall occur on or prior to September 30, 2007 and shall not exceed $5,000,000 in total.

(b)           Agent and Signature hereby agree that the Waiver Period (as such term is defined in the Waiver Letter) shall be extended to September 28, 2007.

(c)           Except for the waiver expressly set forth above in Section 5(a) (the “Waiver”) and in the Waiver Letter, Agent and Signature reserve each and every right and remedy they may have under the Credit Agreement, any Other Documents, the Waiver Letter and under applicable law with respect to any Default or Event of Default thereunder.  Nothing in this Amendment shall be deemed to constitute a waiver by Agent or Signature of any other Default or Event of Default, whether now existing or hereafter arising, or of any right or remedy Agent or Signature may have under the Credit Agreement, any of the Other Documents, the Waiver Letter or applicable law, except to the extent expressly set forth in Section 5(a) and in the Waiver Letter.

(d)           Without limiting the generality of the provisions of Sections 14.2(a) and 14.2(b) of the Credit Agreement, the waiver forth above in Section 5(a) (the “Waiver”) shall be limited precisely as written and relate solely to the waiver of the provisions of the Credit Agreement in the manner and to the extent described above, and except as expressly set forth in

Section 5(a), nothing in the Waiver shall be deemed to (a) constitute a waiver of (i) any Default or Event of Default under the Credit Agreement, the Waiver Letter or the other documents and instruments and agreements referred to therein or executed pursuant to or in connection therewith (the “Documentation”), or (ii) compliance by the Borrower with respect to any other term, provision or condition of the Credit Agreement, the Waiver Letter or any of the other Documentation; or (b) prejudice any right or remedy that Agent or Signature may now have or may have in the future under, pursuant to or in connection with the Credit Agreement, the Waiver Letter or any of the other Documentation.

Section 6.  General Provisions.

(a)           Except as herein expressly amended, the Credit Agreement, the Waiver Letter and all other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b)           This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all which shall constitute one and the same agreement.  Signatures by facsimile shall bind the parties hereto.

(c)           All references in the Other Documents and the Waiver Letter to the Credit Agreement shall mean the Credit Agreement as amended hereby and as hereafter amended, supplemented or modified from time to time.  From and after the date hereof, all references in the Credit Agreement to “this Agreement,” “hereof,” “herein,” or similar terms, shall mean and refer to the Credit Agreement as amended by this Amendment.

(d)           Borrower hereby fully releases, remises, acquits, irrevocably waives and forever discharges Agent and Lenders, together with their respective predecessors, successors, assigns, subsidiaries, affiliates and agents and all of their respective past, present and future officers, directors, shareholders, employees, contractors and attorneys and their respective predecessors, heirs, successors and assigns, from and with respect to any and all past, present or future actions and causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses to payment, agreements, promises, notes, bonds, bills, covenants, losses, damages, judgments, executions and demands of whatever nature, known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, whether in contract, in tort or otherwise, at law or in equity, arising on or prior to the date hereof, for money damages or dues, recovery of property, or specific performance, in respect of the Credit Agreement, the Waiver Letter or any of the other Documentation and the transactions contemplated hereby and thereby, all the foregoing being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

(e)           This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

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IN WITNESS WHEREOF, each of Agent, Lenders and Borrower have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CRYSTAL RIVER CAPITAL, INC., as Borrower

By:	/s/ Clifford Lai
Name: Clifford Lai
Title: President

SIGNATURE BANK, as Lender and as Administrative Agent

By:	/s/ Robert A. Bloch
Name: Robert A. Bloch
Title: Senior Vice President

BANK HAPOALIM B.M., as Lender

By:	/s/ Frederic S. Becker
Name: Frederic S. Becker
Title: Senior Vice President

By:	/s/ Laura Anne Raffa
Name: Laura Anne Raffa
Title: Executive Vice President & Corporate Manager